PROXY CARD

PIA BBB Bond Fund,
PIA Equity Fund,
PIA Short-Term Government Securities Fund
PIA Total Return Bond Fund

Special Meeting of Shareholders

December 17, 2004

The undersigned hereby appoints Flaven Butler, as proxy with the power to appoint his substitute, and hereby authorizes such proxy to represent and to vote, as designated below, all shares of PIA BBB Bond Fund, PIA Equity Fund, PIA Short-Term Government Securities Fund and PIA Total Return Bond Fund (each a “Fund,” and, collectively, the “Funds”) of PIA Mutual Fund held of record by the undersigned on October 22, 2004, and any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes BELOW. If you do not mark any boxes, your Proxy will be voted in accordance with the Board of Trustees’ recommendations. Please sign, date and return this card. The Board of Directors recommends a vote FOR the proposals.

To vote by Mail
•	Read the Proxy Statement.
•	Check the appropriate boxes on the proxy card.
•	Sign and date the proxy card.
•	Return the proxy card in the envelope provided.
________________________________________________________________________________________________________

Please mark your votes as in this example. ☐

Proposal	For	Against	Abstain
1. Approval of the Plan of Reorganization of the Funds into corresponding series of Advisors Series Trust.	o	o	o
2. To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.	o	o	o
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposal as marked, or if not marked to vote FOR the Proposal, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card at one in the enclosed envelope.

Signature Date	Signature Date

NOTE: Please sign your name exactly as your shareholder name or names appear on the account. This will authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate.

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